SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549



                                FORM 8-K

                             CURRENT REPORT



                   Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):  August 15, 2003


                     VULCAN INTERNATIONAL CORPORATION
          -----------------------------------------------------
          (Exact name of registrant as specified in its charter)




       DELAWARE                     1-10219               31-0810265
---------------------------    -------------------   --------------------
(State or other jurisdiction  (Commission File No.) (IRS Employer I.D. No.)
     of incorporation)


        300 Delaware Avenue, Suite 1704
             Wilmington, Delaware                          19801
 --------------------------------------------------      ----------
    Address of principal executive offices)              (Zip Code)


Registrant's telephone number, including area code:  (302) 427-5804


                                  N/A
      (Former name or former address, if changed since last report

Item 5.     Other Information

On August 15, 2003, Vulcan International Corporation issued a press release announcing the settlement of litigation between the Company and the U.S. Environmental Protection Agency. A copy of the press release is attached as Exhibit 99.1.

On August 15, 2003, Vulcan International Corporation issued a press release announcing the appointment of Warren Falberg to the Board of Directors and Audit Committee. The Company also announced the payment of a quarterly dividend of 5 cents per share. A copy of the press release is attached as Exhibit 99.2.

The information in this Current Report is being furnished and shall not be deemed "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

    (a) Exhibits

        99.1  Settlement of Litigation

        99.2 Appointment to the Board of Directors and announcement of a regular quarterly dividend

                               SIGNATURES
                               ----------

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                     Vulcan International Corporation



                                     By: /s/ Vernon E. Bachman
                                         ------------------------------
                                         Vernon E. Bachman, Vice President
                                         and Secretary-Treasurer



Date:  August 18, 2003